Exhibit 99.1

Kerr-McGee to Present at Energy Conference

Oklahoma City, Nov. 9, 2005 - Dave Hager, Kerr-McGee Corp. (NYSE: KMG) chief operating officer, will speak at the Bank of America Energy Conference in Boca Raton, Fla., on Tuesday, Nov. 15, at 11:30 a.m. EST. Interested parties can listen to the presentation by logging on to www.kerr-mcgee.com. Following the speech, the presentation slides will be archived on the company’s website for approximately 30 days.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $16 billion. For more information on the company, visit www.kerr-mcgee.com.

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Media contacts:	Debbie Schramm Direct: 405-270-2877 Cell: 405-830-6937 dschramm@kmg.com	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contacts:	Rick Buterbaugh Direct: 405-270-3561	John Kilgallon Direct: 405-270-3521

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